UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): September 27, 2019

INSPIRED ENTERTAINMENT, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36689	47-1025534
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification No.)

250 West 57th Street, Suite 2223 New York, New York	10107
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (646) 565-3861

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	INSE	The NASDAQ Stock Market LLC
Preferred Stock Purchase Rights		The NASDAQ Stock Market LLC

Item 1.01. Entry into a Material Definitive Agreement.

In connection with the Acquisition (as defined in Item 2.01 below), on September 27, 2019 (the “Effective Date”), Gaming Acquisitions Limited, a private limited liability company incorporated under the laws of England and Wales (“GAL”), together with Inspired Entertainment, Inc., a Delaware corporation (“Inspired”), and certain other direct and indirect wholly-owned subsidiaries of Inspired, entered into a Senior Facilities Agreement (the “SFA”) with Lucid Agency Services Limited, as agent (the “Agent”), Nomura International plc (“Nomura”) and Macquarie Corporate Holdings Pty Limited (UK Branch) (“Macquarie UK” and together with Nomura, the “Arrangers”) as arrangers and/or bookrunners and each lender party thereto (the “Lenders”), pursuant to which the Lenders agreed to provide, subject to certain conditions, two tranches of senior secured term loans (the “Term Loans”), in an original principal amount of £140,000,000 and €90,000,000, respectively (each of which will be borrowed by GAL), and a secured revolving facility loan in an original principal amount of £20,000,000 under which as of the Effective Date both GAL and Inspired Gaming (UK) Limited, a private limited liability company incorporated under the laws of England and Wales (the “Buyer”) were able to draw funds (the “RCF Loan”, and together with the Term Loans, the “SFA Loans”). GAL and the Buyer are each an indirect wholly-owned subsidiary of Inspired. The SFA Loans will terminate on October 1, 2024, which is five years from the date of initial funding (the “Funding Date”).

Proceeds from the Term Loans may be used to (i) pay a portion of the purchase price of the Acquisition, (ii) refinance all of the indebtedness (the “Refinancing”) incurred by GAL under (a) the Note Purchase Agreement and Guaranty, dated as of August 13, 2018 (the “NPA”), by and among GAL, Inspired, certain subsidiaries of GAL as guarantors, Cortland Capital Market Services LLC and the purchasers party thereto and (b) the Revolving Facility Agreement, dated August 13, 2018, by and among Inspired, GAL, certain other indirect wholly-owned subsidiaries of Inspired and Lloyds Bank plc (the “Existing RCF”, and together with the NPA, the “Existing Financing”) and (iii) pay fees, costs and expenses incurred in connection with the Acquisition or the Refinancing. Proceeds from the RCF Loans, if drawn, may be used to finance or refinance the working capital, and/or for general corporate purposes, of Inspired and its direct and indirect wholly-owned subsidiaries from time to time, including to finance transaction costs incurred in connection with the Acquisition or the Refinancing.

The commitment of each Lender under the Term Loans automatically terminated upon the Funding Date (after giving effect to the borrowings in accordance with and subject to the terms of the SFA on such date). The undrawn commitment of each Lender under the RCF Loan will automatically terminate, unless previously terminated by Inspired, on September 1, 2024.

The SFA Loans will bear interest at (i) (a) the London Interbank Offered Rate administered by ICE Benchmark Administration Limited for the relevant currency and period displayed (before any correction, recalculation or republication by the administrator) on page LIBOR01 or LIBOR02 of the Thomson Reuters screen or (b) the Euro Interbank Offered Rate administered by the European Money Markets Institute for the relevant period displayed (before any correction, recalculation or republication by the administrator) on page EURIBOR01 of the Thomson Reuters screen, as applicable, plus (ii) a margin (based on Inspired’s consolidated total net leverage ratio) ranging from 5.00% to 7.25%. With respect to the RCF Loan, a commitment fee of 30% of the then applicable margin accrues on any unutilized portion of the RCF Loan. Any accrued commitment fee is payable quarterly in arrears and, with respect to any commitment under the RCF Loan that is cancelled, at the time the cancellation is effective.

The SFA contains various covenants, representations, warranties, limitations and events of default (which include non-payment, breach of obligations under the financing documents, cross-default, insolvency and litigation) customary for similar facilities for similarly rated borrowers and are subject to customary carve-outs and grace periods. Following the occurrence of an event of default which has not been waived or remedied, the Lenders who represent at least 66.67% of total commitments under the SFA may instruct the agent to (i) accelerate the SFA Loans, (ii) instruct the security agent to enforce the transaction security and/or (iii) exercise any other remedies available to the Lenders.

Subject to compliance with customary conditions, the SFA allows Inspired and its subsidiaries to incur additional senior secured, second lien and unsecured indebtedness in an amount not exceeding the aggregate of (i) an unlimited amount, as long as, pro forma for the utilization of such indebtedness, the consolidated total net leverage ratio does not exceed the lower of 3.4:1 and the then applicable ratio with respect to the consolidated total net leverage financial covenant summarized further below plus (ii) an amount equal to the greater of £16,000,000 and 25% of the consolidated pro forma EBITDA of Inspired and its subsidiaries for the relevant period (disregarding, for the purposes of calculating the usage of such cap, any financial indebtedness applied to refinancing other financial indebtedness, together with any related interest, fees, costs and expenses).

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The covenants include restrictions regarding the incurrence of liens, the incurrence of indebtedness by Inspired’s subsidiaries and fundamental changes, subject to certain exceptions in each case. The SFA requires that Inspired maintain a maximum consolidated total net leverage ratio of 4.1x (subject to a step down to 3.0x on and after June 30, 2021). The ratio is calculated based on earnings before interest, taxes, depreciation and amortization, as adjusted pursuant to the SFA. The SFA also restricts capital expenditures based on fixed annual limits, which grow pro rata with respect to consolidated EBITDA acquired pursuant to any permitted acquisition of a company or business, (subject to the ability to carry forward the unused part of such limit in any given year into the immediately following year, to carry back up to 50% of such limit into the then current year from the immediately succeeding year and to fund capital expenditures from certain specified funding sources in which case such expenditure does not count towards the annual limit) applicable from the financial year ending December 31, 2019 to the financial year ending December 31, 2026. The SFA does not include a minimum interest coverage ratio or other financial covenants.

The outstanding principal amount of the Term Loans is payable on October 1, 2024. The outstanding principal amount of each advance under the RCF Loan is payable on the last day of the interest period relating to such advance, unless such advance is rolled over on a cashless basis in accordance with customary rollover provisions contained in the SFA.

In the event that a Lender breaches its obligations under the SFA, otherwise repudiates or rescinds the SFA or any other finance document or is subject to an insolvency event, Inspired is entitled to prepay such Lender, cancel its undrawn commitments and replace it with another financial institution of Inspired’s choosing.

The SFA is governed by English law.

The foregoing description of the SFA and the transactions contemplated thereby does not purport to be complete and is subject to and qualified in its entirety by reference to the text of the SFA, which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Certain Relationships

The information set forth under “Commitment Letter” and “Certain Relationships” in Item 1.01 of the Current Report on Form 8-K filed by Inspired with the Securities and Exchange Commission on June 11, 2019 is incorporated herein by reference.

In the ordinary course of their respective businesses, certain of the agents and lenders, or their respective affiliates, under the SFA have performed, and may in the future perform, commercial banking, investment banking, advisory or other financial services for Inspired and its subsidiaries for which they have received, and will receive, customary fees and expenses.

Item 1.02. Termination of a Material Definitive Agreement.

The information set forth in Item 1.01 above is incorporated into this Item 1.02 by reference. In addition, the information set forth in Item 1.01 of the Current Report on Form 8-K filed by Inspired with the Securities and Exchange Commission on August 14, 2018 is incorporated into this Item 1.02 by reference.

In connection with the entry into the SFA, on October 1, 2019, Inspired prepaid the Existing Financing and terminated the NPA and the Existing RCF. The prepayment premium under the NPA is 3.00% of the amount repaid or prepaid. No prepayment premium applies to the Existing RCF (although customary break cost provisions apply). In addition, on October 1, 2019, GAL terminated the three-year, fixed-rate, cross-currency swap that swapped the principal and interest payments that had been payable in US Dollars under the NPA to Euros, in part, and Pounds Sterling, in part.

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Item 2.01 Completion of Acquisition or Disposition of Assets.

Acquisition of Novomatic UK’s Gaming Technology Group

On October 1, 2019, pursuant to the Share Purchase Agreement, dated as of June 11, 2019 (the “SPA”), by and between the Buyer, and Novomatic UK Ltd., a private limited liability company incorporated under the laws of England and Wales (the “Seller”), the Buyer completed its acquisition from the Seller of (i) all of the outstanding equity interests of each of (a) Astra Games Ltd., a private limited liability company incorporated under the laws of England and Wales (“Astra”), (b) Bell-Fruit Group Limited, a private limited liability company incorporated under the laws of England and Wales, (c) Gamestec Leisure Limited, a private limited liability company incorporated under the laws of England and Wales, (d) Harlequin Gaming Limited, a private limited liability company incorporated under the laws of England and Wales, and (e) Playnation Limited, a private limited liability company incorporated under the laws of England and Wales, and (ii) 60% of the outstanding equity interests of Innov8 Gaming Limited, a private limited liability company incorporated under the laws of England and Wales (“Innov8”, and the entities described in clauses (i) and (ii), together with certain of their subsidiaries, the “Acquired Companies” and the transactions contemplated by the SPA, the “Acquisition”). The Acquired Companies comprised the Seller’s Gaming Technology Group. The Buyer has entered into a binding term sheet with the current minority equityholders of Innov8, pursuant to which, in consideration for the re-negotiation of certain funding commitments, the Buyer has agreed to transfer to such minority equityholders certain of the Innov8 equity interests that the Buyer is acquiring in the Acquisition following the closing of the Acquisition and the registration of the Buyer as the new owner of the shares of Innov8 acquired in the Acquisition. Following such transfer, the Buyer will hold approximately 40% of the outstanding equity interests of Innov8.

Prior to the closing of the Acquisition, Astra transferred to Novomatic Gaming UK Limited, a private limited liability company incorporated under the laws of England and Wales and a wholly-owned subsidiary of the Seller (the “Seller Sub”), assets to the extent related to its casino operations.

The consideration for the Acquisition totaled approximately €104.6 million in cash. The consideration for the Acquisition was funded with borrowings under the SFA.

The SPA has been referenced in this Current Report on Form 8-K to provide investors and security holders with information regarding its terms and conditions. It is not intended to provide any other information about the Acquired Companies, the Seller or the Buyer. The SPA contains representations, warranties and covenants of the parties thereto made to and solely for the benefit of each other, and such representations, warranties and covenants may be subject to materiality and other qualifiers applicable to the contracting parties that differ from those that may be viewed as material to investors. The assertions embodied in those representations, warranties and covenants are qualified by information in a confidential disclosure letter that the Seller delivered in connection with the execution of the SPA and were made as of the date of the SPA and as of the closing of the Acquisition, except those made as of a specified date. Accordingly, investors and security holders should not rely on the representations, warranties and covenants as characterizations of the actual state of facts. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the SPA, which subsequent information may or may not be fully reflected in Inspired’s public disclosures.

Certain Relationships

The information set forth under “Commitment Letter” and “Certain Relationships” in Item 1.01 of the Current Report on Form 8-K filed by Inspired with the Securities and Exchange Commission on June 11, 2019 is incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The description of the SFA contained in Item 1.01 above is incorporated herein by reference. On October 1, 2019, GAL made draws under the Term Loans in the aggregate amount of £140,000,000 and €90,000,000. GAL used the proceeds to fund (i) the cash consideration to be paid for the Acquisition, as contemplated by the SPA, (ii) the Refinancing and (iii) related fees and expenses. On October 1, 2019, GAL also made a draw under the RCF Loan in the amount of £2,500,000. On October 2, 2019, GAL made a draw under the RCF Loan in the amount of £5,500,000.

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Item 7.01   Regulation FD Disclosure.

On October 1, 2019, Inspired issued a press release announcing the completion of the Acquisition. A copy of the press release is furnished as Exhibit 99.1 hereto and incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired.

The financial statements required by Item 9.01(a) and the pro forma financial information required by Item 9.01(b) have not been included in this filing and will be filed by amendment to this Current Report on Form 8-K not later than 71 calendar days after the date that this Current Report on Form 8-K must be filed.

(b) Pro Forma Financial Information.

The financial statements required by Item 9.01(a) and the pro forma financial information required by Item 9.01(b) have not been included in this filing and will be filed by amendment to this Current Report on Form 8-K not later than 71 calendar days after the date that this Current Report on Form 8-K must be filed.

(d) Exhibits.

Exhibits No.

2.1*	Share Purchase Agreement, dated as of June 11, 2019, by and between Inspired Gaming (UK) Limited and Novomatic UK Ltd. (incorporated by reference to Exhibit 2.1 of Inspired’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on June 11, 2019).

10.1	Senior Facilities Agreement, dated as of September 27, 2019, by and among Inspired Entertainment, Inc., Gaming Acquisition Limited, Nomura International plc, Macquarie Corporate Holdings Pty Limited (UK Branch), certain lenders named therein, Lucid Agency Services Limited and Lucid Trustee Services Limited.

99.1	Press release, dated October 1, 2019.

* Schedules have been omitted pursuant to Item 601(b)(2)(ii) of Regulation S-K. A copy of any omitted schedule will be furnished supplementally to the Securities and Exchange Commission upon request.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: October 2, 2019

INSPIRED ENTERTAINMENT, INC.

By:	/s/ A. Lorne Weil
Name: A. Lorne Weil Title: Executive Chairman

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